Exhibit 4.1

                                                Restated Certificate of
                                                Incorporation  of the
                                                Company, as amended

                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                              MEDIMMUNE, INC.

          MedImmune, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          A. The name of the Corporation is MedImmune, Inc. The Corporation was originally incorporated under the name Molecular Vaccines, Inc., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 29, 1987. The Corporation previously filed Restated Certificates of Incorporation on May 24, 1988, on December 12, 1990, and on April 19, 1991, and Certificates of Amendment to the Restated Certificate of Incorporation on October 2, 1989, January 12, 1990, August 31, 1990, September 17, 1990 and October 2, 1990.

          B. Having been duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and amends the provisions of the Restated Certificate of Incorporation of the Corporation, as heretofore restated and amended.

          C. The text of the Restated Certificate of Incorporation of the Corporation as heretofore amended is hereby restated and further amended to read in its entirety as follows:

          FIRST:    The name of the corporation is MedImmune, Inc. (herein
called the "Corporation").

          SECOND:   The address of the registered office of the Corporation
in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

          THIRD:    The purpose of the Corporation is to engage in any
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,524,525, consisting of 5,524,525 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 30,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Preferred Stock shall consist of one or more series of Preferred Stock, including the Series A Convertible Preferred Stock which shall have the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, set forth as provided for herein.


          PART A.   SERIES A CONVERTIBLE PREFERRED STOCK

     A.1 Designation and Amount. The designation of this series and class of capital stock shall be "Series A Convertible Preferred Stock," par value $.01 per share (the "Series A Preferred Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, of the Series A Preferred Stock shall be as set forth in this Part A. The number of authorized shares of Series A Preferred Stock (the "Series A Shares") is 2,524,525.

     A.2  Ranking.  The Series A Preferred Stock shall rank, upon
Liquidation (as defined in Section A.4(a) hereof), senior and prior to the Common Stock and to all other classes or series of stock ranking on Liquidation junior to such Series A Shares.

     A.3 Dividend Provisions. The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors of the Corporation, out of funds legally available for that purpose, dividends and distributions (whether in cash, property or securities of the Corporation, including subscription or other rights to acquire securities of the Corporation). Whenever any dividend may be declared or paid on any shares of Series A Preferred Stock, the Board of Directors shall also declare and pay a dividend on the same terms, at the same rate and in like kind upon each other share of the Series A Preferred Stock then outstanding, so that all Series A Shares will participate equally with each other, pro rata per share.

     A.4  Liquidation Rights.

          A.4(a)    With respect to rights on liquidation, dissolution or
winding-up of the affairs of the Corporation (each a "Liquidation"), the Series A Shares shall rank prior to the Common Stock and any other class or series of stock ranking on Liquidation junior to such Series A Shares.


          A.4(b)    In the event of any Liquidation, the holders of Series
A Shares then outstanding (the "Series A Stockholders") shall be entitled to receive out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, before any payment shall be made to the holders of Common Stock and any other class or series of stock ranking in Liquidation junior to such Series A Shares, an amount per share equal to $.01 for such share (subject to Proportional Adjustment as defined in Section A.7 hereof), plus, in each case, an amount equal to any declared but unpaid dividends thereon.

          A.4(c) If, upon any Liquidation, the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the Series A Stockholders the full amounts to which they shall be entitled, the Series A Stockholders shall share ratably in any distribution of assets which would be payable to them in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

          A.4(d)    In the event of any Liquidation, after payments shall
have been made to the Series A Stockholders of the full amount to which they shall be entitled as aforesaid, the holders of outstanding shares of Common Stock (the "Common Stockholders") and the holders of outstanding shares of any other class or series of stock ranking on Liquidation junior to the Series A Shares shall be entitled to share in all remaining assets of the Corporation available for distribution to its stockholders on a pro rata per share basis.

     A.5 Voting. In addition to any other rights provided for herein or by law, the Series A Stockholders shall be entitled to vote, together with the Common Stockholders as one class, on all matters as to which Common Stockholders shall be entitled to vote, in the same manner and with the same effect as such Common Stockholders. In any such vote, each Series A Share shall entitle the holder thereof to one vote per share which voting rights shall not be cumulative. In any election of directors, no Series A Stockholder shall be entitled to cumulate his or her other votes by giving one candidate more than one vote per share.

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     A.6  Conversion.

              A.6(a)(i) Any Series A Stockholder shall have the right, at any time or from time to time, to convert all, but not less than all, of its Series A Shares into one fully paid and nonassessable share of Common Stock (as constituted on the date hereof) for each Series A Share (as constituted on the date hereof) so converted.

              A.6(a)(ii) Any Series A Stockholder who exercises the right to convert Series A Shares into shares of Common Stock, pursuant to this Section A.6 shall be entitled to payment of all declared but unpaid dividends, if any, payable with respect to such Series A Shares, up to and including the Conversion Date (as defined in Section A.6(b)(ii) hereof).

               A.6(b)(i) Any Series A Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Section A.6 by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the "Series A Preferred Certificate"), duly endorsed or assigned in blank or to the Corporation (if required by it).

              A.6(b)(ii) Each Series A Preferred Certificate shall be accompanied by written notice stating that such holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the "Common Certificate") are to be issued. Such conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date".

              A.6(b)(iii)     As promptly as practicable thereafter, the
Corporation shall issue and deliver to or upon the written order of such holder, at the place designated by such holder, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, payable with respect to the shares so converted up to and including the Conversion Date.

              A.6(b)(iv) The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open.

           A.6(c)   The Corporation shall reserve, out of its authorized
but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Series A Shares sufficient shares of Common Stock to provide for the conversion of all outstanding Series A Shares.

           A.6(d)   All shares of Common Stock which may be issued in
connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable, not subject to any pre-emptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

           A.6(e)   Upon conversion of any Series A Share, that Series A
Share shall be retired and shall not be reissued by the Corporation upon such Series A Share's retirement.

      A.7 Definitions. As used in this Part A, the following terms shall have the corresponding meanings:

     "Proportional Adjustment" shall mean an adjustment made to the liquidation price of the Series A Preferred Stock upon the occurrence of a stock split, reverse stock split, stock dividend, stock combination, reclassification or other similar change with respect to such security, so that the liquidation price of one share of the Series A Preferred Stock before the occurrence of any such change shall equal the aggregate price of the share (or shares or fractional share) of such security (or any other security) received by the holder of the Series A Preferred Stock with respect thereto upon the effectiveness of such change.


        PART B. ADDITIONAL SERIES OF PREFERRED STOCK

     B.1 Designation of Additional Series of Preferred Stock. The Board of Directors is hereby expressly authorized to provide for, designate and issue, out of the authorized but unissued shares of Preferred Stock, one or more other series of Preferred Stock in addition to the Series A Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolution or resolutions, the following provisions of the shares of any such series:

     (a) the designation of such series, the number of shares to constitute such series and the stated value thereof, if different from the par value thereof;

     (b) whether the shares of such series shall have voting rights or powers, in addition to any voting rights required by law, and, if so, the terms of such voting rights or powers, which may be full or limited;

     (c) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

     (d) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

     (e) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

     (f) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

     (g) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

     (h) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of this class;

     (i) the conditions or restrictions, if any, to be effective while any shares of such series are outstanding upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

     (j) any other powers, designations, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof.

     The powers, designations, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The Board of Directors is hereby expressly authorized from time to time to increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding) the number of shares of stock of any series of Preferred Stock designated to any one or more series of Preferred Stock pursuant to this Section B.1.

     PART C.  COMMON STOCK

     C.1 Designation and Amount. The designation of this class of capital stock shall be "Common Stock", par value $.01 per share (the "Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this Part C. The number of authorized shares of Common Stock is 30,000,000.

     C.2 Voting. Except as provided by applicable law, each holder of Common Stock ("Common Stockholder") shall be entitled to one vote for each share of Common Stock held of record on all matters as to which Common Stockholders shall be entitled to vote, which voting rights shall not be cumulative. In any election of directors, no Common Stockholder shall be entitled to cumulate his or her other votes by giving one candidate more than one vote per share.

     C.3 Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with each other such share, and no dividends shall be paid on any shares of Common Stock unless the same dividend is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of Preferred Stock or, except as may be provided by the laws of the State of Delaware, the Common Stockholders shall have exclusively all other rights of stockholders, including, without limitation, (a) the right to receive dividends, when and as declared by the Board of Directors, out of assets lawfully available therefor, and (b) in the event of any distribution of assets upon a liquidation, dissolution or winding-up of the affairs of the Corporation (each a "Liquidation") or otherwise, the right to receive ratably and equally with all other Common Stockholders in all the assets and funds of the Corporation remaining after the payment to the holders of the Series A Preferred Stock of the specific amounts which they are entitled to receive upon such Liquidation, as provided herein.

     FIFTH:    The number of directors of the Corporation shall be such
number as from time to time shall be fixed by, or in the manner provided in, the By-laws of the Corporation. Unless and except to the extent that the By-laws of the Corporation otherwise require, the election of directors of the Corporation need not be by written ballot.

     SIXTH:    In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to adopt, amend and repeal By-laws of the Corporation.

     SEVENTH:  The duration of the Corporation is perpetual.

     EIGHTH:   No director of the Corporation shall be liable to the
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article Eighth shall eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eighth shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          NINTH:    Except as otherwise specifically provided in this
Restated Certificate of Incorporation, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article Ninth.

                             *  * *


           IN WITNESS WHEREOF, MedImmune, Inc. has caused this Restated Certificate of Incorporation to be executed on its behalf on May 14, 1991.

                              MEDIMMUNE, INC.


                              By:   /s/ Wayne T. Hockmeyer
                                   Wayne T. Hockmeyer
                                   President, Chief Executive Officer


Attest:


 /s/ Carol A. Iorio
Carol A. Iorio
Secretary

                         CERTIFICATE OF AMENDMENT
                                  TO THE
                   RESTATED CERTIFICATE OF INCORPORATION
                                    OF
                              MEDIMMUNE, INC.

                             *   *   *   *   *

             Under Section 242 of the General Corporation Law
                          of the State of Delaware

          MedImmune, Inc., a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:

          1.  The name of the corporation is MedImmune, Inc.

          2. The Corporation was originally incorporated under the name Molecular Vaccines, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 29, 1987. The Corporation previously filed Restated Certificates of Incorporation on May 24, 1988, on December 12, 1990, on April 19, 1991 and on May 14, 1991, and Certificates of Amendment to the Restated Certificate of Incorporation on October 2, 1989, January 12, 1990, August 31, 1990, September 17, 1990 and October 2, 1990.

          3. This amendment of the Restated Certificate of Incorporation has been duly adopted and authorized in accordance with the provisions of Sections 242 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation having adopted resolutions setting forth such amendment, declaring its advisability and directing that it be considered by the holders of the Common Stock of the Corporation, and the holders of a majority of the shares of the Common Stock of the Corporation outstanding as of July 8, 1996 having voted affirmatively in favor of such amendment.

          4. The lead paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation of Medimmune, Inc. be, and it hereby is, amended in its entirety to be and read as follows:

          "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 65,524,525, consisting of 5,524,525 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), and 60,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"). The Preferred Stock shall consist of one or more series of Preferred Stock, including the Series A Convertible Preferred Stock which shall have the powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, if any, set forth as provided for herein."

          5. ARTICLE FOURTH, PART C., Section C.1 of the Restated Certificate of Incorporation of Medimmune, Inc. be, and it hereby is, amended in its entirety to be and read as follows:

          "C.1. Designation and Amount. The designation of this class of capital stock shall be "Common Stock," par value $.01 per share (the "Common Stock"). The number of shares, powers, terms, conditions, designations, preferences and privileges, relative, participating, optional and other special rights, and qualifications, limitations and restrictions, shall be as set forth in this Part C. The number of authorized shares of Common Stock is 60,000,000."

          IN WITNESS WHEREOF, MedImmune, Inc. has caused this Certificate of Amendment to the Restated Certificate of Incorporation to be executed on its behalf on August 5, 1996.

                              MEDIMMUNE, INC.



                              By: /s/ Wayne T. Hockmeyer
                                 Wayne T. Hockmeyer
                                 Chairman, Chief Executive
                                   Officer

Attest:


/s/ Carol A. Iorio
Carol A. Iorio
Secretary




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